EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-44356) pertaining to the Comfort Systems USA, Inc. 401(k) Plan of our report dated June 27, 2011, related to the financial statements and supplemental schedules of the Comfort Systems USA, Inc. 401(k) Plan as of December 31, 2010 and 2009, and for the year ended December 31, 2010 included in this Annual Report on Form 11-K.

/s/ UHY LLP

Houston, Texas

June 27, 2011

18